Exhibit 99.1
Accolade Announces Results for Fiscal Second Quarter 2025
SEATTLE, October 8, 2024 -- Accolade, Inc. (NASDAQ: ACCD) today announced financial results for the fiscal second quarter ended August 31, 2024.
“As we enter the second half of fiscal year 2025, we are well positioned to deliver our first full year of Adjusted EBITDA profitability and positive cash flow. Accolade is proving the scalability and profitability of a business model and strategy that is fundamentally designed to improve the lives of millions of people and their families. Our focus remains on solving the Physician Gap through a physician-led advocacy approach that engages the entire healthcare ecosystem and enables a better healthcare experience for our members,” said Rajeev Singh, Accolade Chairman of the Board of Directors and Chief Executive Officer.
Financial Highlights for Fiscal Second Quarter ended August 31, 2024

	Three months ended August 31,		% Change(2)
	2024	2023
	(in millions, except percentages)
GAAP Financial Data:
Revenue	$106.4	$96.9	10%
Net loss	$(23.9)	$(32.8)	27%

Non-GAAP Financial Data(1):
Adjusted EBITDA	$(2.8)	$(8.8)	68%
Adjusted Gross Profit	$50.3	$42.8	17%
Adjusted Gross Margin	47.3%	44.2%
(1)A reconciliation of GAAP to non-GAAP results has been provided in this press release in the accompanying Financial Tables. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures."
(2)Percentages are calculated from accompanying Financial Tables and may differ from percentage change of numbers in Financial Highlights table due to rounding.
Steve Barnes, Accolade Chief Financial Officer, commented, “Accolade continues to execute against our primary objective of delivering profitable growth and positive Adjusted EBITDA this year. Our first half results demonstrate our proven ability to grow top line revenue and manage our cost structure to achieve our profit goals. In the past year, our net cash position, compared to our convertible debt, has improved by more than $20 million, providing the operating leverage and flexibility to execute our strategy.”

Financial Outlook
Accolade provides forward-looking guidance on revenue and Adjusted EBITDA, a non-GAAP financial measure.
For the fiscal third quarter ending November 30, 2024, we expect:
•Revenue between $104 million and $107 million
•Adjusted EBITDA loss between $3 million and $5 million
For the fiscal year ending February 28, 2025, we expect:
•Revenue between $460 million and $475 million
•Adjusted EBITDA between $15 million and $20 million
Accolade has not reconciled guidance for Adjusted EBITDA to net loss, the most directly comparable GAAP measure, and has not provided forward-looking guidance for net loss, because there are items that may impact net loss, including stock-based compensation, that are not within the company’s control or cannot be reasonably predicted.
Quarterly Conference Call Details
The company will host a conference call today, October 8, 2024 at 8:00 a.m. E.T. to discuss its financial results.
To Listen via Telephone: Pre-registration is required by the conference call operator. Please pre-register by clicking here (https://register.vevent.com/register/BI0b6b999c6e7b47fdb26d7e8a774df09f). Upon registering, you will be emailed a dial-in number, direct passcode and unique PIN.
To Listen via Internet: The conference call can be accessed via a live audio webcast that will be available online at http://ir.accolade.com.
Replay: A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at http://ir.accolade.com.
Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth and our financial outlook. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “maintain,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms.
Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the risks described under the heading “Risk Factors” in Accolade’s most recently filed Annual Report on Form 10-K and subsequent filings, which should be read in conjunction with any forward-looking statements. All forward-looking statements in this press release are based on information available to Accolade as of the date hereof, and it does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.
About Accolade, Inc.
Accolade (Nasdaq: ACCD) is a Personalized Healthcare company that provides millions of people and their families with exceptional healthcare experiences so they can live their healthiest lives. Accolade’s employer, health plan, and consumer solutions combine virtual primary care and mental health, expert medical opinion, and best-in-class care navigation. These offerings are built on a platform that is engineered to care through predictive engagement of population health needs, proactive care that improves outcomes and cost savings, and by addressing barriers to access and continuity of care. Accolade consistently receives consumer satisfaction ratings of over 90%. For more information, visit accolade.com. Follow us on LinkedIn, Twitter, Instagram and Facebook.
Investor Contact:
Todd Friedman, Investor Relations, IR@accolade.com
Media Contact:
Public Relations, Media@accolade.com
Source: Accolade

Financial Tables
Accolade, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)
(In thousands, except share and per share data)

	August 31, 2024	February 29, 2024
Assets
Current assets:
Cash and cash equivalents	$173,315	$185,718
Marketable securities	61,035	51,315
Accounts receivable, net	21,224	21,800
Unbilled revenue	3,994	5,902
Current portion of deferred contract acquisition costs	4,299	4,369
Prepaid and other current assets	10,869	15,808
Total current assets	274,736	284,912
Property and equipment, net	18,927	19,140
Operating lease right-of-use assets	25,647	28,340
Goodwill	278,191	278,191
Intangible assets, net	147,642	165,407
Deferred contract acquisition costs	8,733	9,608
Other assets	2,196	2,553
Total assets	$756,072	$788,151
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,027	$13,749
Accrued expenses and other current liabilities	11,434	10,736
Accrued compensation	26,924	23,392
Due to customers	5,857	18,552
Current portion of deferred revenue	40,710	34,770
Current portion of operating lease liabilities	7,068	6,651
Total current liabilities	101,020	107,850
Loans payable, net of unamortized issuance costs	209,098	208,482
Operating lease liabilities	22,642	26,077
Other noncurrent liabilities	153	156
Deferred revenue	85	121
Total liabilities	332,998	342,686

Commitments and Contingencies
Stockholders’ equity
Common stock par value $0.0001; 500,000,000 shares authorized; 80,373,402 and 78,070,781 shares issued and outstanding at August 31, 2024 and February 29, 2024, respectively	8	8
Additional paid-in capital	1,528,665	1,499,603
Accumulated other comprehensive income (loss)	26	(47)
Accumulated deficit	(1,105,625)	(1,054,099)
Total stockholders’ equity	423,074	445,465
Total liabilities and stockholders’ equity	$756,072	$788,151

Accolade, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (unaudited)
(In thousands, except share and per share data)

	Three months ended August 31,		Six months ended August 31,
	2024	2023	2024	2023
Revenue	$106,360	$96,864	$216,826	$190,090
Cost of revenue, excluding depreciation and amortization	56,922	55,317	115,533	109,520
Operating expenses:
Product and technology	22,477	25,602	48,786	51,501
Sales and marketing	24,932	24,076	53,126	49,109
General and administrative	16,536	16,259	32,544	32,339
Depreciation and amortization	10,637	10,818	21,029	22,458
Total operating expenses	74,582	76,755	155,485	155,407
Loss from operations	(25,144)	(35,208)	(54,192)	(74,837)
Interest income, net	1,687	1,714	3,384	2,635
Other income (expense)	(103)	753	(9)	1,143
Loss before income taxes	(23,560)	(32,741)	(50,817)	(71,059)
Income tax expense	(374)	(84)	(709)	(175)
Net loss	$(23,934)	$(32,825)	$(51,526)	$(71,234)

Net loss per share, basic and diluted	$(0.30)	$(0.43)	$(0.65)	$(0.96)

Weighted-average common shares outstanding, basic and diluted	80,072,045	75,487,717	79,102,868	74,334,111

Other comprehensive income:
Unrealized income on marketable securities, net	$60	$—	$73	$—
Comprehensive loss	$(23,874)	$(32,825)	$(51,453)	$(71,234)
The following table summarizes the amount of stock-based compensation included in the condensed consolidated statements of operations:

	Three months ended August 31,		Six months ended August 31,
	2024	2023	2024	2023
Cost of revenue, excluding depreciation and amortization	$866	$1,202	$1,764	$2,113
Product and technology	4,000	7,643	11,572	14,609
Sales and marketing	3,282	3,876	6,522	7,702
General and administrative	3,527	3,005	7,127	5,580
Total stock-based compensation	$11,675	$15,726	$26,985	$30,004

Accolade, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(In thousands)

	Six months ended August 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(51,526)	$(71,234)
Adjustments to reconcile net loss to net cash used in
Operating activities:
Depreciation and amortization expense	21,029	22,458
Amortization of deferred contract acquisition costs	2,682	2,368
Noncash interest expense	616	839
Accretion of discounts/premiums on marketable securities, net	(1,148)	—
Stock-based compensation expense	26,985	30,004
Changes in operating assets and liabilities:
Accounts receivable and unbilled revenue	2,483	1,381
Accounts payable and accrued expenses	(4,075)	(1,565)
Deferred contract acquisition costs	(1,737)	(2,082)
Deferred revenue and due to customers	(6,791)	6,707
Accrued compensation	3,532	(14,020)
Other liabilities	(328)	(1,000)
Other assets	5,302	(1,181)
Net cash used in operating activities	(2,976)	(27,325)
Cash flows from investing activities:
Purchases of marketable securities	(36,000)	—
Maturities of marketable securities	27,500	—
Capitalized software development costs	(1,933)	(4,698)
Purchases of property and equipment	(1,071)	(1,965)
Net cash used in investing activities	(11,504)	(6,663)
Cash flows from financing activities:
Proceeds from stock option exercises	133	3,100
Proceeds from employee stock purchase plan	1,944	1,992
Net cash provided by financing activities	2,077	5,092
Net decrease in cash and cash equivalents	(12,403)	(28,896)
Cash and cash equivalents, beginning of period	185,718	321,083
Cash and cash equivalents, end of period	$173,315	$292,187
Supplemental cash flow information:
Interest paid	$645	$820
Fixed assets and capitalized software included in accounts payable	$73	$99
Other receivable related to stock option exercises	$—	$4
Income taxes paid	$1,454	$303

Non-GAAP Financial Measures
In addition to our financial results determined in accordance with GAAP, we use the following non-GAAP financial measures to help us evaluate trends, establish budgets, measure the effectiveness and efficiency of our operations, and determine employee incentives. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business. In evaluating these non-GAAP financial measures, you should be aware that in the future we expect to incur expenses similar to the adjustments in this presentation. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or nonrecurring items.
Adjusted Gross Profit and Adjusted Gross Margin
Adjusted Gross Profit is a non-GAAP financial measure that we define as revenue less cost of revenue, excluding depreciation and amortization, and excluding stock-based compensation and severance costs. We define Adjusted Gross Margin as our Adjusted Gross Profit divided by our revenue. We believe Adjusted Gross Profit and Adjusted Gross Margin are useful to investors, as they eliminate the impact of certain noncash expenses and allow a direct comparison of these measures between periods without the impact of noncash expenses and certain other nonrecurring operating expenses.
Adjusted EBITDA
Adjusted EBITDA is a non-GAAP financial measure that we define as net income (loss) adjusted to exclude interest expense (income), net, income tax expense (benefit), depreciation and amortization, stock-based compensation, acquisition and integration-related costs, goodwill impairment, change in fair value of contingent consideration, severance costs, and other expense (income). Severance costs include severance payments related to the realignment of our resources. Other expense (income) includes debt extinguishment gain or loss and foreign exchange gain or loss. We believe Adjusted EBITDA provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance. We believe Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry, as this measure generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.
Adjusted Gross Profit, Adjusted Gross Margin and Adjusted EBITDA have certain limitations, including that they exclude the impact of certain non-cash charges, such as depreciation and amortization, whereas underlying assets may need to be replaced and result in cash capital expenditures, and stock-based compensation expense, which is a recurring charge.

The following table presents, for the periods indicated, a reconciliation of our revenue to Adjusted Gross Profit:

	Three months ended August 31,		Six months ended August 31,
	2024	2023	2024	2023
	(in thousands, except percentages)		(in thousands, except percentages)
Revenue	$106,360	$96,864	$216,826	$190,090
Cost of revenue, excluding depreciation and amortization	(56,922)	(55,317)	(115,533)	(109,520)
Amortization of acquired intangible assets, cost of revenue	(7,014)	(7,000)	(14,027)	(14,015)
Depreciation of property and equipment, cost of revenue	(1,178)	(1,160)	(2,252)	(2,106)
GAAP gross profit	$41,246	$33,387	$85,014	$64,449
GAAP gross margin	38.8%	34.5%	39.2%	33.9%

GAAP gross profit	$41,246	$33,387	$85,014	$64,449
Amortization of acquired intangible assets, cost of revenue	7,014	7,000	14,027	14,015
Depreciation of property and equipment, cost of revenue	1,178	1,160	2,252	2,106
Stock‑based compensation, cost of revenue	866	1,202	1,764	2,113
Severance costs, cost of revenue	—	92	—	726
Adjusted Gross Profit	$50,304	$42,841	$103,057	$83,409
Adjusted Gross Margin	47.3%	44.2%	47.5%	43.9%
The following table presents, for the periods indicated, a reconciliation of our Adjusted EBITDA to our net loss:

	Three months ended August 31,		Six months ended August 31,
	2024	2023	2024	2023
	(in thousands)		(in thousands)
Net loss	$(23,934)	$(32,825)	$(51,526)	$(71,234)
Adjusted for:
Interest income, net	(1,687)	(1,714)	(3,384)	(2,635)
Income tax expense	374	84	709	175
Depreciation and amortization	10,637	10,818	21,029	22,458
Stock‑based compensation	11,675	15,726	26,985	30,004
Acquisition and integration‑related costs(1)	—	(48)	—	(21)
Severance costs(2)	—	(52)	—	1,050
Other expense (income)	103	(753)	9	(1,143)
Adjusted EBITDA	$(2,832)	$(8,764)	$(6,178)	$(21,346)
(1)For the three and six months ended August 31, 2023, acquisition and integration-related costs represent expenses associated with litigation inherited through the PlushCare acquisition.
(2)Severance costs represent expenses associated with workforce realignment actions taken by management.